Exhibit 99.1
Investor / Media Relations
Jeff Grosklags
Senior Vice President
Phone: 952.525.5074



                   METRIS REPORTS FOURTH QUARTER 2004 RESULTS



        MINNETONKA, Minn. (January 26, 2005) - Metris Companies Inc. (NYSE: MXT) today reported net income of $0.7 million for the quarter ended December 31, 2004. This compares to net income of $34.8 million for the quarter ended December 31, 2003. The Company also reported net income of $33.7 million for the year ended December 31, 2004, which compares to a net loss of $147.7 million for the full year 2003.

        In accordance with Emerging Issues Task Force Issue No. 03-6 "Participating Securities and the Two-Class Method under FASB Statement 128," diluted earnings per common share are calculated as net income after preferred dividends, less undistributed income allocated to preferred shareholders, divided by the sum of weighted average common shares outstanding and common share equivalents. For earnings per share purposes, common share equivalents do not include an assumed conversion of preferred securities.

        For the quarter ended December 31, 2004, the Company reported a loss of $0.18 per diluted common share. This compares to earnings of $0.24 per diluted common share for the quarter ended December 31, 2003. The Company also reported a loss of $0.17 per diluted common share for the year ended December 31, 2004, compared to a loss of $3.27 per diluted common share for the full year 2003.

        "We maintained positive earnings in the fourth quarter despite the impact of all the financing transactions executed during the period and our increased marketing efforts," said Metris Chairman and Chief Executive Officer David Wesselink. "Through a great deal of hard work and commitment from our employees to improve our operations and efficiencies, we posted net income of $33.7 million for full-year 2004, which represents a significant increase over the loss in 2003. One of the primary drivers of our success was the significant improvement we saw in the quality of our credit card portfolio in 2004. Delinquency rates are at their lowest point in over three years. Our new account marketing and improved funding profile should contribute to increased profitability in the future."

Operating Data
        New account originations for the quarter and year ended December 31, 2004 were 208,000 and 480,000, respectively. New account originations for the comparable periods in 2003 were 76,000 and 316,000, respectively. Gross active accounts were 2.2 million as of December 31, 2004, compared to the same number as of September 30, 2004 and 2.5 million as of December 31, 2003. As of December 31, 2004, the Company's managed credit card loans were $6.6 billion, compared to $8.1 billion as of December 31, 2003. The Company's owned credit card loan portfolio as of December 31, 2004 was $68.2 million, compared to $128.6 million as of December 31, 2003.

        The managed delinquency rate was 9.1% as of December 31, 2004, compared to 9.7% as of September 30, 2004 and 11.1% as of December 31, 2003. The owned delinquency rate was 11.4% as of December 31, 2004, compared to 12.6% as of September 30, 2004 and 15.8% as of December 31, 2003.

        The managed net charge-off rate for the fourth quarter of 2004 was 15.5%, compared to 14.6% in the previous quarter, and 21.7% for the fourth quarter of 2003. The owned net charge-off rate was 13.2%, compared to 13.6% in the previous quarter and 56.6% in the fourth quarter of 2003.

Metris Master Trust Data
        The three-month average excess spread in the Metris Master Trust was 4.86% as of December 31, 2004, compared to 5.58% as of September 30, 2004 and 3.62% as of December 31, 2003. The reported two-cycle plus delinquency rate in the Metris Master Trust was 9.2% as of December 31, 2004, compared to 9.7% as of September 30, 2004 and 11.1% as of December 31, 2003. The three-month average gross default rate of the Metris Master Trust as of December 31, 2004 was 17.5%, compared to 16.8% as of September 30, 2004 and 19.1% as of December 31, 2003.

Funding and Liquidity
        As of December 31, 2004, consolidated cash and cash equivalents were $397.1 million, representing a $218.6 million increase from $178.5 million as of December 31, 2003. As of December 31, 2004 and December 31, 2003, the portion of cash and cash equivalents held by our wholly owned subsidiary, Direct Merchants Credit Card Bank, N.A., was $167.5 million and $126.5 million, respectively. The liquidity reserve deposit, which is not included in cash and cash equivalents, was $79.7 million as of December 31, 2004, compared to $80.2 million as of December 31, 2003. Outstanding corporate debt was $373.6 million and $350.4 million as of December 31, 2004 and December 31, 2003, respectively. Off-balance-sheet funding was $5.3 billion, with $840 million in unused conduit capacity as of December 31, 2004, compared to $6.7 billion of off-balance-sheet funding as of December 31, 2003.

        During the quarter ended December 31, 2004, the Company completed several funding transactions, including issuance of the $600 million Series 2004-2 asset-backed securities from the Metris Master Trust, the defeasance of the $600 million Series 2000-1 asset-backed securities from the Metris Master Trust that were scheduled to mature in February 2005 and the prepayment of $75 million on the Company's senior-secured credit agreement due May 2007.

Results of Operations - Revenues
        Revenues for the quarter ended December 31, 2004 were $130.3 million, a 21.6% decrease from $166.1 million for the quarter ended December 31, 2003. Revenues for the period include securitization income of $86.7 million, compared to securitization income of $99.9 million for the same period in 2003. The $13.2 million decrease in securitization income is primarily due to an increase in losses on new securitizations and replenishment of receivables to the Metris Master Trust of $34.4 million, partially offset by an improvement in the change in fair value of retained interests in loans securitized of $21.7 million and higher interest-only revenues of $5.4 million. Servicing income on securitized receivables decreased $8.5 million from the fourth quarter of 2003 due to a $1.8 billion reduction in average principal receivables in the Metris Master Trust. Credit card loan and other interest income increased $3.2 million from the fourth quarter of 2003, due primarily to the $198.9 million increase in average short-term investments between the two periods, partially offset by a $57.2 million decrease in average owned credit card loans. Credit card loan fees, interchange and other income decreased $9.6 million from the fourth quarter of 2003 due primarily to the reduction in average owned credit card loans. Enhancement services income decreased $3.2 million from the fourth quarter of 2003 due primarily to the declining number of memberships retained by the Company following the sale of the membership club and warranty business in the third quarter of 2003.

        Revenues for the year ended December 31, 2004 were $530.1 million, an 11.0% decrease from $595.6 million for the year ended December 31, 2003. The decrease from 2003 was primarily due to a $70.4 million decrease in credit card loan and other interest income, and a $57.5 million decrease in credit card loan fees, interchange and other income, both due to the reduction in average owned credit card loans. In addition, enhancement services income decreased $82.8 million from 2003 primarily as a result of the sale of the membership club and warranty business in the third quarter of 2003. These decreases were partially offset by a $155.9 million increase in securitization income over 2003 primarily due to favorable changes in the valuation of the Company's retained interests, which totaled $116.9 million for the year ended December 31, 2004, and higher interest-only revenues of $71.4 million for the year ended December 31, 2004, offset by an increase in transaction and other costs of $32.3 million for full-year 2004.

Results of Operations - Expenses
        Total expenses were $127.4 million for the quarter ended December 31, 2004, a $1.2 million increase from $126.2 million for the quarter ended December 31, 2003. Provision for loan losses decreased to $0.4 million in the fourth quarter of 2004 from $18.8 million for the fourth quarter of 2003. This decrease was due primarily to the reduction in owned credit card loans. Data processing services and communications expenses, and occupancy and equipment expenses, decreased $7.8 million during the quarter ended December 31, 2004 compared to the same period in 2003. This resulted primarily from the significant reduction in the Company's credit card operations during the year. These expense decreases were largely offset by a $21.5 million increase in credit card account and other product solicitation and marketing expenses during the fourth quarter of 2004. In addition, there was an $11.9 million increase in other expenses primarily due to costs and charges associated with the prepayment of $75.0 million in debt during the fourth quarter.

        Total expenses for the year ended December 31, 2004 were $474.2 million, a $338.6 million decrease from $812.8 million for the year ended December 31, 2003. The reduction in the provision for loan losses of $131.4 million resulted from the $431.4 million reduction in average owned credit card loans between the two periods, as well as slightly improved credit quality in the owned loan portfolio. The $34.2 million decrease in employee compensation for full-year 2004 compared to full-year 2003 resulted from a reduction in the number of employees required to service fewer gross active accounts. Interest expense also decreased $14.0 million as a result of the sale of the Company's portfolio of certificates of deposits held by its bank subsidiary in the third quarter of 2003, partially offset by increased interest costs on term debt. Credit card account and other product solicitation and marketing expenses, data processing services and communications, credit protection claims, occupancy and equipment, purchased portfolio premium amortization and other expenses also decreased $75.1 million primarily as a result of the sale of the membership club and warranty business and the significant reduction in the Company's credit card operations. Expenses in 2003 also included $8.3 million related to workforce reductions, $20.8 million in write-downs of excess property, equipment and operating leases, a $22.0 million write-off of purchased portfolio premium, a $5.1 million write-off of capitalized commitment fees and a $33.0 million loss recognized during 2003 related to the sale of the Company's portfolio of deposits.

        Income tax expense was $2.2 million for the quarter ended December 31, 2004 compared to $5.1 million for the quarter ended December 31, 2003. This resulted in effective tax rates of 76.0% and 12.9% for the two periods, respectively. Income tax expense was $22.2 million for full-year 2004 compared to a benefit of $69.5 million for full-year 2003. This resulted in effective tax rates of 39.7% and 32.0% for the two periods, respectively.

        Metris Companies Inc. (NYSE: MXT), based in Minnetonka, Minn, is one of the largest bankcard issuers in the United States. The Company issues credit cards through Direct Merchants Credit Card Bank, N.A., a wholly owned subsidiary headquartered in Phoenix, Ariz. For more information, visit www.metriscompanies.com or www.directmerchantsbank.com.

        Certain information discussed in this press release may constitute forward-looking statements within the meaning of the federal securities law. Forward-looking statements are based on certain assumptions by management and are subject to risks, trends and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to: our high liquidity requirement and our need to enter into financing transactions on a regular basis; the risk of reduced funding availability and increased funding costs;
the higher delinquency and charge-off rates of our targeted middle-market consumers as compared to higher income consumers; the risk that certain events could result in early amortization (required repayment) of the securities issued by the Metris Master Trust; the risk that the recent improvement in our delinquency and charge-off rates may not continue; the risk that Direct Merchants Credit Card Bank's regulators could impose additional restrictions that could negatively impact our operations or financial condition, including further restrictions or limitations relating to Direct Merchants Bank's minimum capital and credit loss reserve requirements and its ability to pay distributions to us; risks associated with Direct Merchants Bank's ability to operate in accordance with its regulatory restrictions, including those in its Modified Operating Agreement with the OCC; the risk that we could be required to provide support to Direct Merchants Bank; risks associated with fluctuations in the value of and income earned from our retained interests in securitizations; interest rate risk, including the risk of adverse changes in the interest rates on the funds we borrow and the amounts we loan to our credit card customers; risks associated with the intense competition we face; the effect of laws and regulations that apply to us, or adverse changes in those laws or regulations, including among others, laws and regulations that limit the fees and charges that we are allowed to impose, regulate our practices for collection and sharing of non-public customer information, govern the sale and terms of products and services we offer and require that we obtain and maintain licenses and qualifications; the risk that we may be adversely affected by litigation involving us, by our ongoing SEC and OCC investigations, or by the IRS's examination of our treatment of certain credit card fees as original issue discount; the effects of our previous restatements of our financial results; the impact of recent decisions in the antitrust litigation involving MasterCard(R) and Visa(R), and other industry-wide risks including, among others, the risk of fraud by cardholders and third parties and the risk of decreased consumer acceptance of credit card products; and general economic conditions that can have a negative impact on the performance of credit card loans and the marketing of our credit protection, insurance and other products.

        For further information on risks that could impact us and the statements contained in this press release, please refer to our filings with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q, and annual reports on Form 10-K, as amended.

        Metris Companies Inc. will host a live conference call on Thursday, January 27, 2005, at 11:00 a.m. Eastern Time. The press and public are invited to listen to a live webcast of the call by registering at http://www.metriscompanies.com. Click on the Investor Relations icon to participate. A replay of the webcast will be available from January 27, 2005, at 2:00 p.m. Eastern Time through February 3, 2005, at midnight. A recorded version of the conference call will be available for investors by calling 1-800-405-2236, reservation 11021183#. The recording will also be available from 2:00 p.m. Eastern Time on January 27, 2005 until midnight on Thursday,
February 3, 2005.


METRIS COMPANIES INC. AND SUBSIDIARIES
Consolidated Balance Sheets

(Dollars in thousands, except per-share data) (unaudited)
                                                                                December 31,              December 31,
                                                                                    2004                     2003
                                                                               ---------------          --------------
Assets
Cash and due from banks                                                    $        25,198             $        32,076
Federal funds sold                                                                  22,450                      25,300
Short-term investments                                                             349,479                     121,109
                                                                            --------------              --------------
  Cash and cash equivalents                                                        397,127                     178,485
                                                                            --------------              --------------

Liquidity reserve deposit                                                           79,746                      80,158

Credit card loans                                                                   68,230                     128,615
Less: Allowance for loan losses                                                     12,409                      45,492
                                                                            --------------              --------------
  Net credit card loans                                                             55,821                      83,123
                                                                            --------------              --------------
Retained interests in loans securitized                                            784,135                     836,901
Property and equipment, net                                                         24,135                      33,680
Purchased portfolio premium                                                          9,261                      17,561
Other receivables due from credit card securitizations, net                         68,021                      80,714
Other assets                                                                        63,233                      81,774
                                                                            --------------              --------------
      Total assets                                                         $     1,481,479             $     1,392,396
                                                                            ==============              ==============

Liabilities
Deposits                                                                   $         3,407             $         6,262
Debt                                                                               373,624                     350,448
Accounts payable                                                                    37,619                      32,397
Deferred income                                                                     10,530                      18,060
Accrued expenses and other liabilities                                             108,997                      76,036
                                                                            --------------              --------------
      Total liabilities                                                            534,177                     483,203
                                                                            --------------              --------------

Stockholders' Equity
Convertible preferred stock, par value $.01 per share;
      10,000,000 shares authorized, 1,381,327 and 1,263,699
      shares issued and outstanding, respectively                                  514,545                     470,728
Common stock, par value $.01 per share;
      300,000,000 shares authorized, 65,182,416 and
      64,862,314 issued, respectively                                                  652                         649
Paid-in capital                                                                    233,989                     229,655
Unearned compensation                                                                   --                         (27)
Treasury stock - 7,055,300 shares                                                  (58,308)                    (58,308)
Retained earnings                                                                  256,424                     266,496
                                                                            --------------              --------------
      Total stockholders' equity                                                   947,302                     909,193
                                                                            --------------              --------------
      Total liabilities and stockholders' equity                           $     1,481,479             $     1,392,396
                                                                            ==============              ==============

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

METRIS COMPANIES INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In thousands, except per-share data) (unaudited)


                                                                       Three Months Ended               Twelve Months Ended
                                                                          December 31,                      December 31,

                                                                      2004            2003              2004            2003
                                                                  -----------     -----------       -----------     -----------
Revenues:
Loss on new securitization of receivables to the
 Metris Master Trust                                             $    (51,735)   $         --      $   (143,621)   $    (55,214)
Loss on replenishment of receivables to the
 Metris Master Trust                                                  (16,840)        (34,168)          (88,193)       (161,743)
Discount accretion                                                     69,168          68,877           254,455         308,912
Interest-only revenue                                                  75,325          69,957           292,710         221,331
Change in fair value of retained interests in loans securitized        20,314          (1,336)          114,515         (71,669)
Transaction and other costs                                            (9,539)         (3,479)         (100,556)        (68,250)
                                                                  -----------     -----------       -----------     -----------
 Securitization income                                                 86,693          99,851           329,310         173,367

Servicing income on securitized receivables                            31,085          39,630           133,665         176,627
Credit card loan and other interest income                              5,435           2,281            20,100          90,530
Credit card loan fees, interchange and other income                     2,150          11,779            21,966          79,492
Enhancement services income                                             4,939           8,182            25,087         107,930
Loss on sale of credit card loans                                          --              --                --        (117,183)
Gain on sale of membership and warranty business                           --           4,396                --          84,787
                                                                  -----------     -----------       -----------     -----------
 Total revenues                                                       130,302         166,119           530,128         595,550
                                                                  -----------     -----------       -----------     -----------
Expenses:
Interest expense                                                       13,740          14,068            60,441          74,421
Provision for loan losses                                                 413          18,810            (4,762)        126,648
Credit card account and other product solicitation and
 marketing expenses                                                    29,810           8,304            78,658          93,349
Employee compensation                                                  35,131          34,440           141,353         175,539
Data processing services and communications                            12,489          15,733            54,941          68,715
Credit protection claims expense                                        3,086           4,345            17,891          30,882
Occupancy and equipment                                                 4,764           9,311            22,591          36,564
Purchased portfolio premium amortization                                1,557           3,898             8,300          25,000
Asset impairments, lease write-offs and severance                         682           3,458             5,197          56,222
Loss on sale of deposits                                                   --              --                --          32,963
Other                                                                  25,725          13,801            89,562          92,512
                                                                  -----------     -----------       -----------     -----------
 Total expenses                                                       127,397         126,168           474,172         812,815
                                                                  -----------     -----------       -----------     -----------

Income (Loss) Before Income Taxes                                       2,905          39,951            55,956        (217,265)
Income tax expense (benefit)                                            2,208           5,134            22,211         (69,526)
                                                                  -----------     -----------       -----------     -----------
Net Income (Loss)                                                         697          34,817            33,745        (147,739)
Convertible preferred stock dividends                                  11,323          10,358            43,817          40,086
                                                                  -----------     -----------       -----------     -----------
Net (Loss) Income after preferred dividends                    $      (10,626)   $     24,459      $    (10,072)   $   (187,825)
                                                                  ===========     ===========       ===========     ===========

(Loss) Earnings per common share:
Basic
Distributed                                                    $           --    $         --      $         --    $         --
Undistributed                                                           (0.18)           0.24             (0.17)          (3.27)
                                                                  -----------     -----------       -----------     -----------
Total Basic                                                    $        (0.18)   $       0.24      $      (0.17)   $      (3.27)
                                                                  ===========     ===========       ===========     ===========

Total Diluted                                                  $        (0.18)   $       0.24      $      (0.17)   $      (3.27)

Shares used to compute (loss) earnings per common share:
Basic                                                                  58,083          57,607            57,946          57,471
Diluted                                                                58,083          58,120            57,946          57,471

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

METRIS COMPANIES INC. AND SUBSIDIARIES
Consolidated Quarterly Financial Information and Earnings per Share Data
(In thousands, except per-share data) (unaudited)

                                                                                     Three Months Ended
                                                         December 31,    September 30,     June 30,       March 31,     December 31,
                                                            2004             2004            2004           2004           2003
                                                          ----------      ----------      ----------     ----------      ----------
Revenues:
Loss on new securitization of receivables to the
 Metris Master Trust                                     $   (51,735)    $        --     $   (90,640)   $    (1,246)    $        --
Loss on replenishment of receivables to the
 Metris Master Trust                                         (16,840)        (21,972)        (25,454)       (23,927)        (34,168)
Discount accretion                                            69,168          63,747          61,570         59,970          68,877
Interest-only revenue                                         75,325          87,316          55,137         74,932          69,957
Change in fair value of retained interests in loans
 securitized                                                  20,314          25,518          20,718         47,965          (1,336)
Transaction and other costs                                   (9,539)         (6,634)        (45,674)       (38,709)         (3,479)
                                                          ----------      ----------      ----------     ----------      ----------
 Securitization income                                        86,693         147,975         (24,343)       118,985          99,851

Servicing income on securitized receivables                   31,085          32,496          33,847         36,237          39,630
Credit card loan and other interest income                     5,435           4,549           5,010          5,106           2,281
Credit card loan fees, interchange and other income            2,150           3,736           5,264         10,816          11,779
Enhancement services income                                    4,939           5,692           6,976          7,480           8,182
Gain on sale of membership and warranty business                  --              --              --             --           4,396
                                                          ----------      ----------      ----------     ----------      ----------
 Total revenues                                              130,302         194,448          26,754        178,624         166,119
                                                          ----------      ----------      ----------     ----------      ----------
Expenses:
Interest expense                                              13,740          14,056          18,714         13,931          14,068
Provision for loan losses                                        413           1,408            (491)        (6,092)         18,810
Credit card account and other product solicitation and
 marketing expenses                                           29,810          17,190          15,726         15,932           8,304
Employee compensation                                         35,131          31,554          35,723         38,945          34,440
Data processing services and communications                   12,489          12,203          13,777         16,472          15,733
Credit protection claims expense                               3,086           3,421           5,036          6,348           4,345
Occupancy and equipment                                        4,764           5,442           5,984          6,401           9,311
Purchased portfolio premium amortization                       1,557           2,241           2,105          2,397           3,898
Asset impairments, lease write-offs and severance                682           1,242           1,812          1,461           3,458
Other                                                         25,725          20,502          24,818         18,517          13,801
                                                          ----------      ----------      ----------     ----------      ----------
 Total expenses                                              127,397         109,259         123,204        114,312         126,168
                                                          ----------      ----------      ----------     ----------      ----------

Income (Loss) Before Income Taxes                              2,905          85,189         (96,450)        64,312          39,951
Income tax expense (benefit)                                   2,208          23,425         (26,124)        22,702           5,134
                                                          ----------      ----------      ----------     ----------      ----------
Net Income (Loss)                                                697          61,764         (70,326)        41,610          34,817
Convertible preferred stock dividends                         11,323          11,073          10,830         10,591          10,358
                                                          ----------      ----------      ----------     ----------      ----------
Net (Loss) Income after preferred dividends              $   (10,626)    $    50,691     $   (81,156)   $    31,019     $    24,459
                                                          ==========      ==========      ==========     ==========      ==========
Earnings (loss) per common share:
Distributed earnings - Preferred                         $    11,323     $    11,073     $    10,830    $    10,591     $    10,358
Weighted average preferred shares                              1,351           1,321           1,292          1,264           1,236
                                                          ----------      ----------      ----------     ----------      ----------
Distributed earnings per share - Preferred               $      8.38     $      8.38     $      8.38    $      8.38     $      8.38
                                                          ==========      ==========      ==========     ==========      ==========

Undistributed (loss) earnings                            $   (10,626)    $    50,691     $   (81,156)   $    31,019     $    24,459
Preferred ownership on a converted basis                          44%             44%             44%            44%             43%
                                                          ----------      ----------      ----------     ----------      ----------
Preferred shareholders interest in undistributed
 (loss) earning(1)                                       $        --     $    22,304     $        --    $    13,648     $    10,517
                                                          ----------      ----------      ----------     ----------      ----------
Weighted average preferred shares                              1,351           1,321           1,292          1,264           1,236
                                                          ----------      ----------      ----------     ----------      ----------
Undistributed earnings per share - Preferred             $        --     $     16.88     $        --    $     10.80     $      8.51
                                                          ==========      ==========      ==========     ==========      ==========

Undistributed (loss) earnings                            $   (10,626)    $    50,691     $   (81,156)   $    31,019     $    24,459
Common ownership                                                  56%             56%             56%            56%             57%
                                                          ----------      ----------      ----------     ----------      ----------
Common shareholders interest in undistributed
 (loss) earnings(1)                                      $   (10,626)    $    28,387     $   (81,156)   $    17,371     $    13,942
                                                          ----------      ----------      ----------     ----------      ----------
Weighted average common shares and common share
 equivalents                                                  58,083          58,710          57,924         58,318          58,120
                                                          ----------      ----------      ----------     ----------      ----------
Undistributed common (loss) earnings per share -
 Diluted                                                 $     (0.18)    $      0.48     $     (1.40)   $      0.30     $      0.24
                                                          ==========      ==========      ==========     ==========      ==========


1) Preferred shareholders do not participate in any undistributed losses with common shareholders

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

METRIS COMPANIES INC. AND SUBSIDIARIES
Financial & Statistical Summary
(In thousands, except per-share data) (unaudited)
                                                                                     Three Months Ended
                                                     December 31,    September 30,     June 30,       March 31,       December 31,
                                                         2004             2004           2004            2004             2003
                                                     -----------     -----------     -----------     -----------      -----------
Selected Operating Data (Owned Basis):
Cash and cash equivalents:
    Direct Merchants Bank                           $    167,527    $    173,130    $    166,529    $    182,680     $    126,528
    Other                                                229,600         230,400         234,700         137,365           51,957
                                                     -----------     -----------     -----------     -----------      -----------
                                                    $    397,127    $    403,530    $    401,229    $    320,045     $    178,485
                                                     ===========     ===========     ===========     ===========      ===========

Retained interests in loans securitized:
    Contractual retained interests                  $    537,945    $    493,574    $    525,085    $    574,275     $    542,014
    Excess transferor's interests                        105,237         158,307          52,255          32,031           48,775
    Interest-only strip receivable                        82,672          73,075          47,290          26,652           16,039
    Spread accounts receivable                            58,281         114,452         136,983         161,457          230,073
                                                     -----------     -----------     -----------     -----------      -----------
                                                    $    784,135    $    839,408    $    761,613    $    794,415     $    836,901
                                                     ===========     ===========     ===========     ===========      ===========

Valuation assumptions:
    Monthly payment rate                                     7.6%            7.5%            7.3%            7.0%             6.7%
    Gross yield                                             25.9%           25.5%           25.7%           25.2%            25.4%
    Annual interest expense and servicing fee                5.0%            4.7%            4.8%            4.0%             4.2%
    Annual gross principal default rate                     18.4%           18.6%           19.5%           20.4%            20.7%
    Average enhancement levels                             12.08%          11.10%          11.66%          10.77%            9.92%
    Weighted average months to maturity                     20.1            20.8            24.4            19.6             24.5

Average Metris Master Trust actual excess spread            4.86%           5.58%           3.83%           4.61%            3.62%
Average principal receivables in the
    Metris Master Trust                             $  6,180,757    $  6,460,243    $  6,801,726    $  7,281,487     $  7,857,480
Principal delinquency rate in the
    Metris Master Trust                                      7.7%            8.2%            7.9%            8.7%             9.3%
Average principal default rate in the
    Metris Master Trust                                     17.5%           16.8%           19.2%           19.3%            19.1%

Average total stockholders' equity                  $    953,794    $    914,917    $    912,051    $    969,540     $    951,539
Total shareholders equity                           $    947,302    $    945,657    $    882,746    $    952,812     $    909,193
Common shareholder equity                           $    432,757    $    442,435    $    390,597    $    471,493     $    438,465
Common shares outstanding                                 58,127          58,044          57,957          57,908           57,807
Preferred securities on a converted basis                 45,054          45,054          45,054          45,054           42,616
Total book value                                    $       9.18    $       9.17    $       8.57    $       9.25     $       9.05
Common shareholder book value                       $       7.45    $       7.62    $       6.74    $       8.14     $       7.58

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METRIS COMPANIES INC. AND SUBSIDIARIES
Financial & Statistical Summary
(In thousands) (unaudited)

The following information is not in conformity with accounting principles generally accepted in the United States of America, however, we believe the information is relevant to understanding the overall financial condition and results of operations of the Company.

                                                                                    Three Months Ended
                                                    December 31,      September 30,     June 30,         March 31,      December 31,
                                                       2004              2004             2004              2004            2003
                                                    -----------       -----------      -----------      -----------     -----------
Selected Operating Data (Managed Basis):
Account Originations                                        208               118               96               58              76
Period-end gross active accounts:
Credit card loans                                            55                60               65               88              93
Receivables held by the Metris Master Trust               2,123             2,117            2,174            2,263           2,389
                                                    -----------       -----------      -----------      -----------     -----------
Managed                                                   2,178             2,177            2,239            2,351           2,482
                                                    ===========       ===========      ===========      ===========     ===========
Period-end loans1:
Credit card loans                                  $     68,230      $     70,389     $     72,491     $     74,085    $    128,615
Receivables held by the Metris Master Trust           6,511,990         6,711,075        7,010,664        7,461,916       8,003,216
                                                    -----------       -----------      -----------      -----------     -----------
Managed                                            $  6,580,220      $  6,781,464     $  7,083,155     $  7,536,001    $  8,131,831
                                                    ===========       ===========      ===========      ===========     ===========
Average loans(1):
Credit card loans                                  $     69,310      $     72,581     $     80,779     $    126,957    $    126,469
Receivables held by the Metris Master Trust           6,589,913         6,892,481        7,258,288        7,787,351       8,416,684
                                                    -----------       -----------      -----------      -----------     -----------
Managed                                            $  6,659,223      $  6,965,062     $  7,339,067     $  7,914,308    $  8,543,153
                                                    ===========       ===========      ===========      ===========     ===========
Delinquencies:
Credit card loans                                  $      7,781      $      8,886     $      9,321     $     11,079    $     20,309
Receivables held by the Metris Master Trust             593,819           648,321          658,650          773,592         881,766
                                                    -----------       -----------      -----------      -----------     -----------
Managed                                            $    601,600      $    657,207     $    667,971     $    784,671    $    902,075
                                                    ===========       ===========      ===========      ===========     ===========
Delinquency ratio (over 30 days):
Credit card loans                                          11.4%             12.6%            12.9%            15.0%           15.8%
Receivables held by the Metris Master Trust                 9.1%              9.7%             9.4%            10.4%           11.0%
Managed                                                     9.1%              9.7%             9.4%            10.4%           11.1%
Net charge-offs
Credit card loans                                  $      2,298      $      2,490     $      3,080     $     22,400    $     18,029
Receivables held by the Metris Master Trust             257,106           253,782          307,563          327,607         449,581
                                                    -----------       -----------      -----------      -----------     -----------
Managed                                            $    259,404      $    256,272     $    310,643     $    350,007    $    467,610
                                                    ===========       ===========      ===========      ===========     ===========
Net charge-off ratio annualized(2):
Credit card loans                                          13.2%             13.6%            15.3%            71.0%           56.6%
Receivables held by the Metris Master Trust                15.5%             14.6%            17.0%            16.9%           21.2%
Managed                                                    15.5%             14.6%            17.0%            17.8%           21.7%


1) Included in period-end loans and average loans are principal receivables, accrued finance charges and net deferred acquisition costs.

2) The net charge-off ratios were impacted by a portfolio of approximately $38 million transferred to held for sale at March 31, 2004 and the portfolio sale of $494.3 million in November 2003.
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